UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 11, 2013

Joway Health Industries Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-108715	98-0221494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Baowang Road Baodi Economic Development Zone Tianjin, PRC 300180
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-22-58896888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

On December 11, 2013, Joway Health Industries Group Inc. (the “Company”) formally informed RBSM, LLP (“RBSM”) and RBSM confirmed their acknowledgement of their dismissal as the Company’s independent registered public accounting firm.  The dismissal was approved by the Company’s Board of Directors on December 11, 2013.

The principal accountant's reports of RBSM dated March 22, 2013 on the financial statements of the Company as of and for the year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

During the year ended December 31, 2012 and through the date of this 8-K, there were no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to RBSM’s satisfaction would have caused it to make reference thereto in connection with its report on the financial statements for such year. During the year ended December 31, 2012 and through the date of this 8-K, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of the foregoing disclosure and requested RBSM to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated December 11, 2013, furnished by RBSM, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
16.1	Letter dated December 11, 2013 from RBSM, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013

Joway Health Industries Group Inc.
(Registrant)

By:	/s/ Jinghe Zhang
(Signature)

President and Chief Executive Officer
(Title)